COOPERATIVE BANKSHARES, INC. ANNOUNCES FIRST QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., February 21, 2008--Cooperative Bankshares, Inc. (NASDAQ: "COOP"), announced that on February 20, 2008 the Board of Directors declared the 2008 first quarter dividend of $0.05 per share. The dividend is payable on or about April 16, 2008, to stockholders of record as of April 1, 2008.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina and one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.




                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/CEO
                 Todd L. Sammons, CPA, Senior Vice President/CFO
                   Linda B. Hopkins, Vice President/Secretary
                                  910-343-0181